EXHIBIT 5
                 OPINION OF SHUMAKER WILLIAMS, P.C.

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                       SHUMAKER WILLIAMS P.C.
                         Attorneys At Law
                            P.O. Box 88
                   Harrisburg, Pennsylvania 17108
                           (717)763-1121





                            May 27, 1997



Mr. John E. Stefan
Chairman of the Board, President and
Chief Executive Officer
STERLING FINANCIAL CORPORATION
North Pointe Banking Center
101 North Pointe Boulevard
Lancaster, PA  17601-4133

                RE:  Sterling Financial Corporation (the
                     "Corporation")
                     Registration Statement Form S-8
                     Our File No.:  202-97

Dear Mr. Stefan:

     We have acted as Special Corporate Counsel to the Corporation in connection with preparation of the Corporation's
Registration Statement on Form S-8 relating to the 1997 Directors
Stock Compensation Plan and Policy (the "Plan").

     In connection with this matter, we, as counsel to the Corporation, have reviewed the following:

     1. the Pennsylvania Business Corporation Law of 1988, as amended;
     2. the Corporation's Articles of Incorporation, as amended;
     3.  the Corporation's By-Laws, as amended;
     4. Resolutions adopted by the Corporation's Board of Directors on April 29, 1997, and May 27, 1997; and
     5.  the Plan.

     Based upon such review, it is our opinion that the Corporation's common stock, $5.00 par value, (the "Common Stock") issuable under the Plan, when and as issued in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of Common Stock under the Plan, a sufficient number of authorized shares available for issue.

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Mr. John E. Stefan
STERLING FINANCIAL CORPORATION
May 27, 1997
Page 2

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the Plan.

                                   Very truly yours,

                                   SHUMAKER WILLIAMS, P.C.



                                   By Nicholas Bybel, Jr.

NB/tb:71938